Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES SECOND QUARTER 2021 FINANCIAL RESULTS INCLUDING NET INVESTMENT INCOME OF $0.31 PER SHARE; DECLARES THIRD QUARTER DIVIDEND OF $0.30 PER SHARE; 37 CONSECUTIVE QUARTERS OF DIVIDEND COVERAGE

SANTA MONICA, Calif., August 2, 2021 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the second quarter ended June 30, 2021 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended June 30, 2021 was $17.8 million, or $0.31 per share on a diluted basis, which exceeded the dividend of $0.30 per share paid on June 30, 2021.

•

Net increase in net assets from operations for the quarter ended June 30, 2021 was $54.8 million, or $0.95 per share compared to $35.5 million, or $0.61 per share for the quarter ended March 31, 2021. Net increase in net assets from operations for the six months ended June 30, 2021 was $90.3 million, or $1.56 per share.

•

Net asset value per share increased 4.8% to $14.21 at June 30, 2021 compared to $13.56 at March 31, 2021 and 7.3% compared to $13.24 at December 31, 2020. The increase in net asset value included approximately $40.7 million of unrealized gains on our investment in Edmentum, partially offset by a $7.6 million reversal of unrealized gains on our investment in Amteck and $5.3 million of unrealized loss on our investment in Fishbowl.

•	Total acquisitions during the quarter ended June 30, 2021 were $235.7 million and total dispositions were $184.6 million.

•	As of June 30, 2021, loans on non-accrual status represented 0.3% of the portfolio at fair value and 0.7% at cost. No new loans were placed on non-accrual.

•

On June 1, 2021, the Company announced that Howard Levkowitz will retire from his role as Chairman and Chief Executive Officer. Rajneesh Vig will succeed Howard Levkowitz as Chairman and Chief Executive Officer and Phil Tseng will assume the roles of President and Chief Operating Officer. Howard Levkowitz will retire from his role as Chief Executive Officer of the Company on August 5, 2021, and as a Director and Chairman of the Board of Directors on September 30, 2021.

•

On June 22, 2021, the Company amended its SVCP Credit Facility (the “Operating Facility) and extended the maturity two years to May 6, 2026. Amendments made to the Operating Facility included a reduction in the stated interest rate to LIBOR +1.75%, subject to certain borrowing base conditions.

•

On August 2, 2021, our board of directors declared a third quarter dividend of $0.30 per share payable on September 30, 2021 to stockholders of record as of the close of business on September 16, 2021.

"We generated another quarter of robust results, underscored by continued NAV increases, strong credit quality and significant deployments, helping us to continue to deliver an attractive risk-adjusted return to our shareholders,” said Howard Levkowitz, BlackRock TCP Capital Corp. Chairman and CEO. "I’m proud of our continued strong results and the successful company we have built over two decades. TCPC is in stellar financial shape and excellent hands with Raj stepping up to the CEO role and Phil assuming the job of President as I retire from day-to-day management of the firm.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2021, our investment portfolio consisted of debt and equity positions in 108 portfolio companies with a total fair value of approximately $1.8 billion, 88% of which was senior secured debt. 87% of the debt portfolio was first lien. Equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 12% of the portfolio. 94% of our debt investments were floating rate, 87% of which had interest rate floors.

As of June 30, 2021, the weighted average annual effective yield of our debt portfolio was approximately 9.3%(1) and the weighted average annual effective yield of our total portfolio was approximately 9.0%, compared with 9.5% and 9.2%, respectively, as of March 31, 2021. Debt investments in two portfolio companies were on non-accrual status as of June 30, 2021, representing 0.3% of the portfolio at fair value and 0.7% at cost.

During the three months ended June 30, 2021, we invested approximately $235.7 million, primarily in 19 investments, comprised of 16 new and 3 existing portfolio companies. Of these investments, $234.3 million, or 99.4% of total acquisitions, were in senior secured loans. The remaining $1.4 million (0.6% of total acquisitions) was comprised of equity investments. Additionally, we received approximately $184.6 million in proceeds from sales or repayments of investments during the three months ended June 30, 2021. New investments during the quarter had a weighted average effective yield of 8.8%. Investments we exited had a weighted average effective yield of 9.2%. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of June 30, 2021, total assets were $1.9 billion, net assets were $820.6 million and net asset value per share was $14.21 per share, as compared to $1.8 billion, $783.1 million, and $13.56 per share, respectively, as of March 31, 2021.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended June 30, 2021 was approximately $41.6 million, or $0.72 per share. Investment income for the three months ended June 30, 2021 included $0.03 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.03 per share from recurring original issue discount and exit fee amortization, $0.02 per share from interest income paid in kind, $0.03 per share of dividend income and $0.01 per share in other income. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended June 30, 2021 were approximately $23.9 million, or $0.41 per share, including interest and other debt expenses of $10.7 million, or $0.19 per share, and incentive compensation from net investment income of $4.5 million, or $0.08 per share. For the three months ended June 30, 2021, our incentive compensation expense included approximately

$0.6 million, or $0.01 per share of previously deferred incentive compensation related to the first quarter in 2020. Excluding incentive compensation, interest and other debt expenses, annualized second quarter expenses were 4.3% of average net assets.

Net investment income for the three months ended June 30, 2021 was approximately $17.8 million, or $0.31 per share. Net unrealized gains for the three months ended June 30, 2021 were $37.3 million, or $0.65 per share, primarily driven by $40.7 million in unrealized gains on our investment in Edmentum in addition to overall spread tightening and continued recovery related to the market impact of COVID-19, partially offset by $7.6 million in reversal of unrealized gains from Amteck and $5.3 million in unrealized losses from Fishbowl. Net realized losses for the three months ended June 30, 2021 were $0.2 million, or $0.00 per share. Net increase in net assets resulting from operations for the three months ended June 30, 2021 was $54.8 million, or $0.95 per share.

__________________________

(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2021, available liquidity was approximately $373.2 million, comprised of approximately $388.8 million in available capacity under our leverage program, $17.9 million in cash and cash equivalents, and $33.5 million in net outstanding settlements of investments purchased.

The combined weighted-average interest rate on debt outstanding at June 30, 2021 was 3.48%.

Total debt outstanding at June 30, 2021 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Operating Facility	2026	L+1.75%	(2)	$79,208,243	$220,791,757	$300,000,000	(3)
Funding Facility II	2025	L+2.00%	(4)	32,000,000	168,000,000	200,000,000	(5)
SBA Debentures	2024−2031	2.63%	(6)	150,000,000	—	150,000,000
2022 Convertible Notes ($140 million par)	2022	4.625%		139,549,804	—	139,549,804
2022 Notes ($175 million par)	2022	4.125%		174,844,853	—	174,844,853
2024 Notes ($250 million par)	2024	3.900%		248,144,731	—	248,144,731
2026 Notes ($175 million par)	2026	2.850%		174,342,012	—	174,342,012
Total leverage				998,089,643	$388,791,757	$1,386,881,400
Unamortized issuance costs				(7,003,641)
Debt, net of unamortized issuance costs				$991,086,002

(1)	Except for the convertible notes, the 2022 Notes, the 2024 Notes and the 2026 Notes, all carrying values are the same as the principal amounts outstanding.
(2)	As of June 30, 2021, $8.8 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00% and $19.0 million of the outstanding amount bore interest at a rate of Prime + 1.00%.
(3)	Facility has a $100 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
(4)	Subject to certain funding requirements
(5)	Facility has a $50 million accordion which allows for expansion of the facility to up to $250.0 million subject to consent from the lender and other customary conditions.
(6)

Weighted-average interest rate on pooled loans, excluding fees of 0.35% or 0.36%. As of June 30, 2021, $12.0 million of the outstanding amount was not yet pooled, and bore interest at a temporary rate of 0.50% plus fees of 0.35% through September 21, 2021, the date of the next SBA pooling.

On July 29, 2021, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the three months ended June 30, 2021, no shares were repurchased.

RECENT DEVELOPMENTS

On August 2, 2021, our board of directors declared a third quarter dividend of $0.30 per share payable on September 30, 2021 to stockholders of record as of the close of business on September 16, 2021.

On August 2, 2021, Kathleen A Corbet retired from her position as a director of the Company after serving on the board since 2017.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Monday, August 2, 2021 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 270-1533; international callers should dial (412) 317-0797. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Second Quarter 2021 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through August 9, 2021. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (877) 344-7529. For international replay, please dial (412) 317-0088. For all replays, please reference access code 10158358.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $1,619,351,358 and $1,473,322,720, respectively)	$1,611,819,393	$1,461,610,769
Non-controlled, affiliated investments (cost of $65,554,080 and $63,114,875, respectively)	119,908,356	68,927,182
Controlled investments (cost of $133,243,969 and $136,332,302, respectively)	94,328,873	99,026,531
Total investments (cost of $1,818,149,407 and $1,672,769,897, respectively)	1,826,056,622	1,629,564,482

Cash and cash equivalents	17,881,467	20,006,580
Interest, dividends and fees receivable	20,471,329	15,571,648
Receivable for investments sold	12,419,141	278,737
Deferred debt issuance costs	5,243,761	4,984,388
Prepaid expenses and other assets	914,094	1,581,320
Total assets	1,882,986,414	1,671,987,155

Liabilities
Debt (net of deferred issuance costs of $7,003,641 and $6,308,172, respectively)	991,086,002	850,016,199
Payable for investments purchased	45,894,977	33,275,348
Interest and debt related payables	11,886,381	9,886,085
Management fees payable	6,286,786	5,753,347
Incentive fees payable	4,548,443	5,020,794
Reimbursements due to the Advisor	977,345	1,344,756
Accrued expenses and other liabilities	1,668,887	1,704,048
Total liabilities	1,062,348,821	907,000,577

Net assets	$820,637,593	$764,986,578

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 57,767,264 and 57,767,264 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	$57,767	$57,767
Paid-in capital in excess of par	979,973,202	979,973,202
Distributable earnings (loss)	(159,393,376)	(215,044,391)
Total net assets	820,637,593	764,986,578
Total liabilities and net assets	$1,882,986,414	$1,671,987,155

Net assets per share	$14.21	$13.24

BlackRock TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Investment income
Interest income (excluding PIK):
Non-controlled, non-affiliated investments	$37,070,947	$34,939,196	$70,924,259	$70,928,532
Non-controlled, affiliated investments	33,471	451,965	59,568	1,004,241
Controlled investments	1,674,786	1,518,141	3,324,819	3,194,397
PIK income:
Non-controlled, non-affiliated investments	989,930	2,557,814	2,294,631	3,969,445
Non-controlled, affiliated investments	—	863,826	—	1,865,956
Dividend income:
Non-controlled, non-affiliated investments	178,767	—	998,122	—
Non-controlled, affiliated investments	1,127,927	—	2,824,587	—
Controlled investments	252,851	301,725	1,144,901	730,145
Lease income:
Controlled investments	—	—	—	38,136
Other income:
Non-controlled, non-affiliated investments	164,036	3,832,958	211,154	3,985,972
Non-controlled, affiliated investments	151,968	648,799	1,026,544	648,799
Total investment income	41,644,683	45,114,424	82,808,585	86,365,623

Operating expenses
Interest and other debt expenses	10,712,356	10,645,437	20,818,243	21,601,082
Management fees	6,425,571	5,804,143	12,368,933	11,921,185
Incentive fees	4,548,446	5,245,304	9,239,904	5,245,304
Professional fees	579,926	502,658	870,260	1,001,068
Administrative expenses	428,857	539,947	968,804	1,079,894
Director fees	295,200	208,000	545,200	440,232
Insurance expense	150,000	175,080	285,000	350,161
Custody fees	85,008	111,773	144,191	223,440
Other operating expenses	652,133	829,709	1,359,478	1,397,958
Total operating expenses	23,877,497	24,062,051	46,600,013	43,260,324

Net investment income	17,767,186	21,052,373	36,208,572	43,105,299

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	(236,632)	(383,875)	1,842,683	4,410,583
Non-controlled, affiliated investments	—	—	1,028,057	—
Controlled investments	—	(32,062)	—	129,950
Net realized gain (loss)	(236,632)	(415,937)	2,870,740	4,540,533

Net change in unrealized appreciation (depreciation):
Non-controlled, non-affiliated investments	(3,058,802)	21,775,179	4,299,422	(51,041,046)
Non-controlled, affiliated investments	40,751,395	1,477,294	48,541,962	(16,956,732)
Controlled investments	(396,596)	2,462,358	(1,609,324)	(2,778,197)
Net change in unrealized appreciation (depreciation)	37,295,997	25,714,831	51,232,060	(70,775,975)

Net realized and unrealized gain (loss)	37,059,365	25,298,894	54,102,800	(66,235,442)

Net increase (decrease) in net assets resulting from operations	$54,826,551	$46,351,267	$90,311,372	$(23,130,143)

Basic and diluted earnings (loss) per share	$0.95	$0.80	$1.56	$(0.40)

Basic and diluted weighted average common shares outstanding	57,767,264	57,766,916	57,767,264	58,217,663

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2020, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.

Katie McGlynn

310-566-1094

investor.relations@tcpcapital.com